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                                                                    Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-13143, 333-13717, 333-53139 and 333-55878) of
Millennium Chemicals Inc. of our report dated January 26, 2001 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K/A. We also consent to the incorporation by reference of our report dated January 26, 2001 relating to the supplemental financial information and the financial statement schedule, which appear in this Annual Report on Form 10-K/A.




PRICEWATERHOUSECOOPERS LLP
Florham Park, New Jersey
July 2, 2001